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Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports First Quarter 2014 Results

•	First quarter adjusted earnings per diluted share grew 13.5% to $0.59

•	Adjusted operating margins for the first quarter expanded 150 basis points to 17.7%

York, PA - May 6, 2014 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months ended March 31, 2014.

First Quarter Results

Net sales in the first quarter of 2014 of $730.1 million decreased slightly from $732.1 million in the first quarter of 2013. Net sales, excluding precious metals content, were a record for the first quarter at $689.2 million and increased 2.5% from $672.7 million in the first quarter of 2013. Sales growth in local currencies was strongest in the rest of world regions, while U.S. sales grew modestly and European sales contracted slightly.

Net income attributable to DENTSPLY International for the first quarter of 2014 was $72.9 million, or $0.50 per diluted share, compared to $71.7 million, or $0.49 per diluted share in the first quarter of 2013. On an adjusted basis, excluding certain items, earnings per share increased 13.5% to $0.59 per diluted share from $0.52 per diluted share in the first quarter of 2013. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated “We are pleased to report double-digit adjusted earnings per share growth in the first quarter driven by operating margin expansion, despite slow market conditions in certain regions. We are accelerating our efforts to leverage our global platform and cost structure to drive higher financial returns. We are slightly ahead of our earnings growth expectations for the start of the year, and are anticipating making some important investments to enhance our long-term growth and profitability. Accordingly, we now expect adjusted earnings per diluted share to be in the range of $2.47 to $2.55 for the full year 2014.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time). Supplemental materials for reference during the call will be available for download in the investor relations section of DENTSPLY's web site, at www.dentsply.com. Investors can access a webcast of the call via a link on DENTSPLY’s web site at www.dentsply.com. In order to participate in the call, dial (877) 718-5099 for domestic calls, or (719) 325-4801 for international calls. The Conference ID # is 8727586. During the call, participants will be able to discuss first quarter 2014 results with DENTSPLY’s Chairman and Chief Executive Officer, Bret Wise, President and Chief Financial Officer, Chris Clark, and Executive Vice President and Chief Operating Officer, Jim Mosch.

For those unable to listen to the live conference call, a rebroadcast will be available online at the DENTSPLY web site, and a dial-in replay will be available for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 8727586.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 110 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, volatility in the capital markets or changes in our credit ratings, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, risks associated with our competitors’ introduction of generic or private label products, our ability to accurately predict dealer and customer inventory levels, our ability to successfully realize the benefits of any cost reduction or restructuring efforts, our ability to obtain a supply of certain finished goods and raw materials from third parties and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. The Company discloses adjusted net income attributable to DENTSPLY International to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation. The adjusted net income attributable to DENTSPLY International consists of net income attributable to DENTSPLY International adjusted to exclude the impact of the following:

(1) Acquisition related costs. These adjustments include costs related to integrating recently acquired businesses and specific costs related to the consummation of the acquisition process. These costs are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring and other costs. These adjustments include both costs and income that are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.
(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Beginning in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. These charges have been excluded from adjusted net income attributed to DENTSPLY International to allow investors to evaluate and understand operating trends excluding these large non-cash charges.
(4) Income related to credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.
(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,

	2014	2013

Net sales	$730,114	$732,084
Net sales, excluding precious metal content	689,182	672,649

Cost of products sold	335,909	343,884

Gross profit	394,205	388,200
% of Net sales	54.0%	53.0%
% of Net sales, excluding precious metal content	57.2%	57.7%

Selling, general and administrative expenses	287,842	293,677

Restructuring and other costs	793	665

Operating income	105,570	93,858
% of Net sales	14.5%	12.8%
% of Net sales, excluding precious metal content	15.3%	14.0%

Net interest and other expense	9,908	15,964

Income before income taxes	95,662	77,894

Provision for income taxes	22,452	3,542

Equity in net loss of
unconsolidated affiliated company	(290)	(1,779)

Net income	72,920	72,573
% of Net sales	10.0%	9.9%
% of Net sales, excluding precious metal content	10.6%	10.8%

Less: Net income attributable to noncontrolling interests	42	888

Net income attributable to DENTSPLY International	$72,878	$71,685

% of Net sales	10.0%	9.8%
% of Net sales, excluding precious metal content	10.6%	10.7%

Earnings per common share:
Basic	$0.51	$0.50
Dilutive	$0.50	$0.49

Cash dividends declared per common share	$0.06625	$0.06250

Weighted average common shares outstanding:
Basic	142,053	142,775
Dilutive	144,453	145,099

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2014	2013
Assets

Current Assets:

Cash and cash equivalents	$55,823	$74,954
Accounts and notes receivable-trade, net	496,221	472,802
Inventories, net	455,074	438,559
Prepaid expenses and other current assets	195,205	157,487
Total Current Assets	1,202,323	1,143,802

Property, plant and equipment, net	642,318	637,172
Identifiable intangible assets, net	785,997	795,323
Goodwill, net	2,286,715	2,281,596
Other noncurrent assets, net	172,080	220,154

Total Assets	$5,089,433	$5,078,047

Liabilities and Equity

Current liabilities	$967,446	$796,405
Long-term debt	1,065,463	1,166,178
Deferred income taxes	236,269	238,394
Other noncurrent liabilities	295,657	299,096
Total Liabilities	2,564,835	2,500,073

Total DENTSPLY International Equity	2,523,033	2,535,053
Noncontrolling interests	1,565	42,921
Total Equity	2,524,598	2,577,974

Total Liabilities and Equity	$5,089,433	$5,078,047

DENTSPLY INTERNATIONAL INC.
(In thousands)

Supplemental Summary Cash Flow Information:

Three Months Ended March 31, 2014 and 2013

	Three Months Ended March 31,
	2014	2013

Net Cash Provided by Operating Activities	$64,565	$36,086
Net Cash Used in Investing Activities	$28,842	$72,723
Net Cash (Used in) Provided by Financing Activities	$(55,477)	$13,603

Depreciation	$21,370	$20,416
Amortization	$12,569	$11,935
Capital Expenditures	$25,322	$24,032
Cash Dividends Paid	$8,979	$7,909

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended March 31, 2014
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$105,570	15.3%
Amortization of Purchased Intangible Assets	12,575	1.8%
Acquisition-Related Activities	2,935	0.5%
Restructuring and Other Costs	909	0.1%
Adjusted Non-US GAAP Operating Income	$121,989	17.7%

Three Months Ended March 31, 2013
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$93,858	14.0%
Amortization of Purchased Intangible Assets	11,934	1.8%
Acquisition-Related Activities	2,137	0.4%
Restructuring and Other Costs	772	—%
Adjusted Non-US GAAP Operating Income	$108,701	16.2%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Three Months Ended March 31, 2014
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$72,878	$0.50
Amortization of Purchased Intangible Assets, Net of Tax	8,912	0.06
Acquisition Related Activities, Net of Tax	1,966	0.01
Income Tax-Related Adjustments	1,897	0.01
Restructuring and Other Costs, Net of Tax	644	—
Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	(203)	—
Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	(626)	—
Rounding	—	0.01
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$85,468	$0.59

Three Months Ended March 31, 2013
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$71,685	$0.49
Amortization of Purchased Intangible Assets, Net of Tax	8,376	0.06
Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	2,734	0.02
Loss on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	1,928	0.01
Acquisition Related Activities, Net of Tax	1,353	0.01
Restructuring and Other Costs, Net of Tax	539	—
Income Tax-Related Adjustments	(11,388)	(0.08)
Rounding	—	0.01
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$75,227	$0.52

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended March 31, 2014
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$95,662	$(22,452)	23.5%
Amortization of Purchased Intangible Assets	12,575	(3,663)
Acquisition-Related Activities	2,935	(969)
Restructuring and Other Costs	909	(265)
Loss on Fair Value Adjustments related to an Unconsolidated Affiliated Company	228	(70)
Credit Risk and Fair Value Adjustments to Outstanding Derivatives	(1,019)	393
Income Tax-Related Adjustments	—	1,897
As Adjusted - Non-US GAAP Operating Results	$111,290	$(25,129)	22.6%

Three Months Ended March 31, 2013
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$77,894	$(3,542)	4.5%
Amortization of Purchased Intangible Assets	11,934	(3,558)
Credit Risk and Fair Value Adjustments to Outstanding Derivatives	4,452	(1,718)
Acquisition-Related Activities	2,137	(784)
Restructuring and Other Costs	772	(233)
Loss on Fair Value Adjustments related to an Unconsolidated Affiliated Company	33	(10)
Income Tax-Related Adjustments	—	(11,388)
As Adjusted - Non-US GAAP Operating Results	$97,222	$(21,233)	21.8%